UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2013

SEFE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51842	20-1763307
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4700 Sterling Dr. Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

(480) 294-6407

(Telephone number, including area code, of agent for service)

Not Applicable

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (770) 222-5888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On July 11, 2013, we issued 3,500,000 shares of common stock in conversion of an outstanding debenture in the original principal amount of $8,750, bearing interest at the rate of 8% per annum issued on the 25th day of April 2012. The debenture was issued pursuant to the terms of a Securities Purchase Agreement of even date in which we agreed to issue debentures up to a total principal amount of $2,000,000.  The Securities Purchase Agreement is described in a Form 8-K filed on the same day.

Exemptions from registration

The above shares of common stock were issued to unaffiliated accredited investors without registration in reliance on the exemptions in Section 3(a)(9) and Section 4(2) of the Securities Act of 1933 as well as Rule 506 of Regulation D thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEFE, INC.
(Registrant)

Signature	Title	Date

/s/ Harold Sciotto	Director	July 11, 2013
Harold Sciotto

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